SECURED PROMISSORY NOTE
                            -----------------------


Up to $3,652,000                                                   June 30, 1998



     FOR VALUE RECEIVED, the undersigned, AJAY SPORTS, INC., a Delaware corporation ("Maker"), promises to pay to the order of William Controls, Inc. (the "Holder"), at 14100 SW 72nd Avenue, Portland, Oregon 97224, (or at such other place as Holder shall designate in writing), in lawful money of the United States of America, the principal sum of $3,652,000, or such lesser amount as shall equal the aggregate outstanding principal balance of all advances made to Maker by Holder under the Agreements dated June 30, 1998 between Maker and Holder, from time to time, at such times and on such terms and conditions as are set forth herein.

     This Note arises out of the loans and advances from Holder to Maker in the amount of $4,564,000, plus other amounts to be advanced under that certain agreement dated June 30, 1998, by and among Maker and Holder


1. TERM. This Note shall mature on August 1, 2001, on which date all unpaid principal and interest shall become due and payable in full.

2. INTEREST. Simple interest on the outstanding principal balance shall accrue on the outstanding balance at a rate of 16% per annum on the basis of a 365-day year (the "Interest Rate"), unless there shall exist an uncured Event of Default, as herein defined. During the existence of an uncured Event of Default, simple interest at the rate of four percentage points above the Interest Rate; provided, that, the rate shall not exceed 18% per annum and shall be computed on the outstanding principal amount on the basis of a 365-day year multiplied by the number of actual days the Event of Default remains uncured (the "Default Interest Rate"). After September 1, 1998, the Interest Rate shall be calculated in accordance with the formula set forth in Schedule 2 if (i) the outstanding principal on the Note changes by an aggregate of $100,000 or more, or (ii) the value of the Maker's outstanding Secured Series D Convertible Preferred Stock changes by an aggregate of $100,000 or more.

3.   PAYMENTS OF PRINCIPAL AND INTEREST.

     (a) Commencing August 1, 1999 and continuing through maturity of this Note, the Maker shall, subject to certain bank loan limitations, make annual principal payments in an amount equal to 20% of Maker's cash flow for the fiscal year preceding the principal payment due. For purposes of this Note, cash flow is defined as net income after payment of preferred stock dividends plus depreciation, amortization and other non-cash charges.

     (b) Commencing August 1, 1998 and continuing through maturity of this Note, the Maker shall make monthly interest payments in the amount set forth in Paragraph 2, above. Monthly interest payments shall be due and received by Holder on the first day of each calendar month for the preceding calendar month.

4. PREPAYMENTS. Maker may prepay the entire outstanding indebtedness of Maker to Holder at any time, or may from time to time make partial prepayments on the outstanding principal balance of this Note. All prepayments may be made without penalty. No partial prepayments shall excuse, delay or reduce any other payments due under this Note thereafter.

5. REIMBURSEMENT OF COLLECTION COSTS. Maker agrees to reimburse Holder for all reasonable costs, including reasonable attorneys' fees, incurred to collect this Note if not paid when due.

6. EVENT OF DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

     (a) The Maker shall fail to pay any amount due hereunder within seven days after written notice of such failure by Holder.

     (b) The Maker shall commence a voluntary case under the federal bankruptcy laws, shall seek to take advantage of any insolvency laws, shall make an assignment for the benefit of creditors, shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property, or shall take any action authorizing or seeking to effect any of the foregoing.

     (c) A trustee, receiver, custodian or similar official or agent shall be appointed for the Maker or any substantial part of its property, or all or any substantial part of the property of the Maker is condemned, seized or otherwise appropriated by any governmental authority.

     (d) The Maker shall have an order or decree for relief in any voluntary or involuntary case under the federal bankruptcy laws entered against it, or any involuntary petition seeking reorganization, liquidation, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws, or any similar law for the relief of debtors, shall be brought and shall be consented to or shall remain undismissed.

Not in limitation of any other right under any other agreement or at law or in equity, if any Event of Default hereunder shall have occurred, the Holder hereof may, upon notice to the Maker and expiration of a seven day period to cure the Event of Default, declare all obligations under this Note to be, and thereupon the same shall become, immediately due and payable by the Maker.

7. SECURITY. The outstanding principal amount of this Note shall be secured pursuant to the terms of that certain Security Agreement, dated July 14, 1997, between Holder and its subsidiaries, Maker, Ajay Leisure Products,
     Inc., Ajay Leisure De Mexico C.V. De S.A., Palm Springs Golf, Inc. and Leisure Life, Inc. granting a security interest in favor of the Holder in all of Maker's right title and interest to and in the property listed below. The Holder's security interest in such property shall be evidenced by the filing of an appropriate form under the Uniform Commercial Code as adopted in the State of Oregon:

                  All assets of Maker and its subsidiaries.

8. WAIVER OF PRESENTMENT. The Maker waives presentment, protest and notice of dishonor.

9. APPLICABLE LAW; Jurisdiction. The provisions of this Note will be construed in accordance with the laws of the State of Oregon. Upon an Event of Default, this Note may be enforced in any court of competent jurisdiction in the State of Oregon and the Maker and Holder shall each submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may be executed.

10.  NOTICES.  Any  notice,  request,   demand,   consent,   approval  or  other
     communication required or permitted hereunder shall be in writing and shall be given to:

         (a)  Holder at:

                  Williams Controls, Inc.
                  Attn: Gerard A. Herlihy
                  14100 SW 72nd Avenue
                  Portland, Oregon 97224

         (b)  Maker at:

                  Ajay Sports, Inc.
                  Attn: Clarence H. Yahn
                  1501 E. Wisconsin Avenue
                  Delavan, Wisconsin 53115

11. OTHER. The provisions of this Note shall be severable and the invalidity of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note. If at any time the Interest Rate hereunder exceeds the maximum rate of interest that may be charged under Oregon law, then the rate of interest charged hereunder shall automatically be reduced to such maximum legal rate.

                                            MAKER:

                                            AJAY SPORTS, INC.



                                            By: /s/ Clarence H. Yahn
                                               --------------------------------
                                               Clarence H. Yahn, Vice President


                                   SCHEDULE 2
                                   ----------

New Interest Rate =  (Z-[(P)(D)])-M
                    ---------------
                           N

P = the dollar value of the issued and outstanding Series D.

N = the outstanding principal sum on this Note.

D = the then current dividend rate on the Series D.

M = fees of $170,000.

Z = (N+P) x .0875